UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2011

ARTHROCARE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-027422	94-3180312
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer Identification
of Incorporation)		No.)

7500 Rialto Blvd., Building Two, Suite 100

Austin, TX  78735

(Address of principal executive offices, including zip code)

(512) 391-3900

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

At the Company’s Annual Meeting of Shareholders held on May 12, 2011, shareholders voted on four proposals and cast their votes as follows:

1.               Election of Directors:

		Votes	Broker Non-
Name	Votes For	Withheld	Votes
Christian P. Ahrens	25,618,951	8,109	4,566,598
Gregory A. Belinfanti	25,619,065	7,995	4,566,598
Barbara D. Boyan, PH.D.	25,618,578	8,482	4,566,598
David Fitzgerald	25,617,167	9,893	4,566,598
James G. Foster	25,615,473	11,587	4,566,598
Terrence E. Geremski	25,611,223	15,837	4,566,598
Tord B. Lendau	25,612,804	14,256	4,566,598
Peter L. Wilson	25,617,587	9,473	4,566,598

2.               Advisory vote on the Company’s executive compensation:

	Votes		Broker Non-
Votes For	Against	Abstentions	Votes
24,496,524	458,601	671,935	4,566,598

3.               Advisory vote regarding the frequency of future advisory votes on executive compensation:

1 Year	2 Years	3 Years	Abstentions
11,609,758	10,067,202	3,289,472	660,628

At the Annual Meeting, the Company’s Board of Directors accepted the shareholders recommendation for a 1 year frequency of future advisory “Say on Pay” votes.

4.               Ratification of appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2011:

	Votes
Votes For	Against	Abstentions
29,767,923	397,469	28,266

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARTHROCARE CORPORATION

Date:	May 16, 2011	By:	/s/ David Fitzgerald
David Fitzgerald
President and Chief Executive Officer